Exhibit 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. REPORTS

PRELIMINARY FIRST QUARTER 2020 FINANCIAL INFORMATION

Tampa, FL – April 13, 2020 – 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) (the “Company”), which intends to operate as a diversified holding company of reinsurance and investment management businesses, today announced preliminary unaudited financial information for its first quarter ended March 31, 2020.

Operating Results

The Company expects to report a net loss attributable to common shareholders of $8.6 million for the quarter, or $1.43 per diluted share, which primarily results from non-cash losses associated with the change in fair value of the Company’s investment in the common stock of FedNat Holding Company (Nasdaq: FNHC) (“FedNat”). Full results will be filed via Form 10-Q as soon as practicable.

As of March 31, 2020, key balance sheet items are expected to include:

●	Cash and cash equivalents of $27.7 million.
●	Equity securities, consisting of 1,773,102 shares of common stock of FedNat, with a cost basis of $25.5 million. As of March 31, 2020, the equity securities were valued at $20.4 million, compared with $29.5 million as of December 31, 2019, as the share price declined during the period. The Company expects to report an unrealized loss on investments of approximately $9.0 million for the period, and also expects to record a valuation allowance of approximately $1.0 million against the deferred tax asset generated from this unrealized loss.
●	Book value per share of approximately $6.07.

Also, on April 3, 2020, the Company made its initial quarterly payment of approximately $0.5 million under the Shared Services Agreement (the “Agreement”) with an affiliate of Fundamental Global Investors, LLC (“FGM”), the beneficial owner of approximately 45% of the Company’s outstanding common stock. Pursuant to the Agreement, FGM will provide the Company with certain services related to the day-to-day management of the Company. In exchange for these services, the Company will pay FGM a fee of $0.5 million per quarter, plus reimbursement of certain expenses incurred by FGM in connection with the performance of the services. The Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2020, provides additional details on the Shared Services Agreement.

As noted in both the Company’s Form 10-K for the fiscal year ended December 31, 2019 and press release issued on March 30, 2020 (1347 Property Insurance Holdings, Inc. Reports Fiscal Year 2019 Financial Results; Provides Updates on Business Strategy and Corporate Name Change), the Company is proceeding with its business strategy to operate as a diversified holding company of reinsurance and investment management businesses. Subject to the approval of the Company’s stockholders at the Company’s 2020 Annual Meeting, the Company intends to change its name to Fundamental Global Financial Corporation (“FGFC”) to align with its future business plans. FGFC plans to carry out its business through three primary avenues: insurance, asset management, and real estate. The Company also intends to change the ticker symbols for its common stock and 8.00% cumulative preferred stock, Series A, and has reserved with Nasdaq the ticker symbols “FGI” and “FGIPP,” respectively.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. intends to be a diversified insurance, reinsurance and investment management holding company and is incorporated in Delaware. The Company endeavors to make opportunistic and value-oriented investments in insurance, reinsurance and related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. The Company also provides investment management services to affiliated and unaffiliated companies.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “endeavor,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s expectations as to its financial results for the quarter ended March 31, 2020, and the Company’s future business plans and initiatives are forward-looking in nature. The preliminary financial results for the quarter ended March 31, 2020 in this press release are preliminary, are not a comprehensive statement of financial results for such quarter, and are provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between our actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to our financial results for the quarter ended March 31, 2020 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time our financial statements for the quarter are finalized and publicly released; the extent of the impact of COVID-19 pandemic on our business, FedNat’s business, and the economy; and other risks and uncertainties described below and in our filings with the Securities and Exchange Commission.

We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our limited business operations since the closing of the sale of all of the issued and outstanding equity of three of the Company’s wholly-owned insurance subsidiaries to FedNat Holding Company (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current outbreak of COVID-19; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not having a Chief Executive Officer and being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; continued volatility or further decline of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; and risks of our inability to continue to satisfy the continued listing standards of the Nasdaq following completion of the Asset Sale.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Additional Information

Additional information about 1347 Property Insurance Holdings, Inc., and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, can be found at the SEC’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Kyle Cerminara		Jeremy Hellman, CFA
Chairman of the Board of Directors		Vice President
(704) 323-6851 / kyle@fundamentalglobal.com		(212) 836-9626 / jhellman@equityny.com

1347 PROPERTY INSURANCE HOLDINGS, INC.

Consolidated Statement of Income and Comprehensive Income

($ in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2020	2019
Revenue:
Net investment income (loss)	$(8,706)	$456
Other income	29	–
Total revenue	(8,677)	456

Expenses:
General and administrative expenses	805	953
Total expenses	805	953

Loss from continuing operations before income tax benefit	(9,482)	(497)
Income tax benefit	(1,185)	(68)
Net loss from continuing operations	(8,297)	(429)
Net income from discontinued operations, net of income taxes	–	527
Net income (loss)	$(8,297)	$98

Dividends declared on Series A Preferred Shares	350	350
Loss attributable to common shareholders	$(8,647)	$(252)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(1.43)	$(0.13)
Discontinued operations	–	0.09
Loss per share attributable to common shareholders	$(1.43)	$(0.04)

Weighted average common shares outstanding:
Basic and diluted	6,067,845	6,012,764

Consolidated Statement of Comprehensive Income

Net income (loss)	$(8,297)	$98
Unrealized gains (losses) on investments available for sale, net of income taxes	–	911
Comprehensive income (loss)	$(8,297)	$1,009

1347 PROPERTY INSURANCE HOLDINGS INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Equity securities, at fair value (cost basis of $25,500 as of both periods)	$20,355	$29,487
Limited liability investments	4,100	4,005
Cash and cash equivalents	27,668	28,509
Current income taxes recoverable	1,824	1,265
Deferred tax asset (net of valuation allowance of $1,000 and $0, respectively)	520	–
Other assets	316	188
Total assets	$54,783	$63,454

LIABILITIES
Accounts payable	$406	$400
Deferred tax liability, net	–	106
Other liabilities	57	33
Total liabilities	$463	$539

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized, 700,000 shares issued and outstanding as of both periods	$17,500	$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,219,465 and 6,217,307 shares issued as of March 31, 2020 and December 31, 2019, respectively, and 6,219,465 and 6,065,948 shares outstanding as of March 31, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	46,806	46,754
Accumulated deficit	(8,983)	(336)
	55,329	63,924
Less: treasury stock at cost; 151,359 shares for both periods	(1,009)	(1,009)
Total shareholders’ equity	54,320	62,915
Total liabilities and shareholders’ equity	$54,783	$63,454